UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a‑12

Catheter Precision, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On September 4, 2025, Catheter Precision, Inc. Issued the following press release:

Catheter Precision Announces September 10th, 2025 Record Date for October 10th, 2025 Special Meeting of Stockholders

Fort Mill, SC, September 4, 2025 – Catheter Precision, Inc. (VTAK - NYSE/American), a US based medical device company focused on developing technologically advanced products for the cardiac electrophysiology market announced that September 10th, 2025, is the Record Date for the October 10th Special Meeting of the stockholders. We are seeking stockholder approval to amend our Certificate of Incorporation to increase our authorized shares of common stock, and stockholder ratification of the appointment of WithumSmith+Brown, PC as our independent auditor for our fiscal year 2026. Additional details are available in the preliminary proxy statement anticipated to be filed with the SEC on September 4th, 2025.

About Catheter Precision

Catheter Precision is an innovative U.S.-based medical device company bringing new solutions to market to improve the treatment of cardiac arrhythmias. It is focused on developing groundbreaking technology for electrophysiology procedures by collaborating with physicians and continuously advancing its products.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to substantial risk and uncertainties. Forward-looking statements can be identified by words such as “believe,” “anticipate,” “may,” “might,” “can,” “could,” “continue,” “depends,” “expect,” “expand,” “forecast,” “intend,” “predict,” “plan,” “rely,” “should,” “will,” “may,” “seek,” or the negative of these terms and other similar expressions, although not all forward-looking statements contain these words.  These forward-looking statements include, but are not limited to, statements regarding the filing of a preliminary proxy statement and the timing and anticipated business to be conducted our upcoming special meeting. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks and changes in circumstances, including but not limited to risks and uncertainties included under the caption “Risk Factors” in the Company’s Form 10-K filed with the SEC and available at www.sec.gov. Timing of the meeting, the business to be conducted at the meeting, and the timing of related SEC filings may also be impacted by market developments or changes in business plans.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Important Additional Information and Where to Find It

Catheter Precision, Inc. (the “Company”) plans to file proxy materials with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s October 10, 2025 special meeting of stockholders (the “2025 Special Meeting”). Stockholders will be able to obtain, free of charge, copies of the Preliminary and Definitive Proxy Statement, any amendments or supplements thereto and any other documents (including the proxy card) when filed by the Company with the SEC at the SEC’s website (http://www.sec.gov) or at the Company’s website (https://www.catheterprecision.com).

Certain Information Regarding Participants in the Solicitation

The Company, its directors and certain of its executive officers and other employees may be deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from stockholders in connection with the 2025 Special Meeting. Information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2025 Special Meeting.

CONTACTS:

Investor Relations

973-691-2000

IR@catheterprecision.com

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